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                                                                    EXHIBIT 23.5


                                  CONSENT OF
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



          We hereby consent to the use of our opinion letter dated September 10, 1999 to the Board of Directors of WICOR, Inc. included as Appendix C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of WICOR, Inc. with a wholly-owned subsidiary of Wisconsin Energy Corporation, and to the references to such opinion and our opinion dated June 27, 1999 in such Joint Proxy Statement/Prospectus under the captions "SUMMARY" and "THE MERGER AND THE MERGER AGREEMENT." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED



                                                   By: /s/ John C. Griffith
                                                      --------------------------
                                                        Name:  John C. Griffith
                                                        Title: Vice President


New York, New York
September 9, 1999